Exhibit 21.01

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2006
DOMESTIC SUBSIDIARIES

1.	Baazee.com, Inc., a Delaware corporation
2.	Blackthorne Software, Inc., a Delaware corporation
3.	Camino Networks, Inc., a Delaware corporation
4.	CARad Inc., a Delaware corporation
5.	EachNet, Inc., a Delaware corporation
6.	eBay Domestic Holdings, Inc., a Delaware corporation
7.	eBay International Inc., a Delaware corporation
8.	eBay MicroPlace, Inc., a Delaware corporation
9.	eBay Real Estate Inc., a Delaware corporation
10.	Global Commerce Services, Inc., a Delaware corporation
11.	Half.com, Inc., a Pennsylvania corporation
12.	HBJ Partners, LLC, a California limited liability company
13.	Marketplace Insurance Inc., a Hawaii corporation
14.	PayPal Asset Management, Inc., a Delaware corporation
15.	PayPal Gift Card Services, Inc., a Arizona corporation
16.	PayPal Global Holdings, Inc., a Delaware corporation
17.	PayPal, Inc., a Delaware corporation
18.	PayPal Insurance Services, Inc., a Delaware corporation
19.	ProStores, Inc., a Delaware corporation
20.	The Commercial Exchange Co., Inc., a Delaware corporation
21.	111 Potrero Partners, LLC, a California limited liability company
22.	Shopping.com International Holding, Inc., a Delaware corporation
23.	Shopping.com Inc., a Delaware corporation.
24.	Skype Inc., a Delaware corporation
25.	Skype Delaware Holdings, Inc., a Delaware corporation
26.	Viva Group, Inc dba Rent.com, a Delaware corporation
27.	Rent.com Arizona Brokerage, LLC
28.	Viva.com Realty Brokerage, LLC (Florida)
29.	Viva.com Realty Brokerage, LLC (Kentucky)
30.	Rent.com Hawaii, LLC
31.	Viva Realty Indiana, LLC
32.	Viva Realty Illinois, LLC (dba) “Rent.com”
33.	Viva Realty Michigan, LLC
34.	Viva Realty Minnesota, LLC (dba) “Rent.com”
35.	Rent.com Nevada, LLC
36.	Viva Group New Hampshire, LLC (dba) “Rent.com”
37.	Viva Realty Washington, LLC
38.	Rent.com Ohio, LLC
39.	Viva Oregon, LLC
40.	Rent.com Pennsylvania, LLC
41.	Viva Realty Utah, LLC
42.	Rent.com Vermont, LLC
43.	Viva VA PA, LLC (Virginia)
44.	VGI Delaware, LLC

INTERNATIONAL SUBSIDIARIES

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

1.	A1 Markt B.V.	The Netherlands
2.	Baazee.com Private Limited	Mauritius
3.	DealTime (Europe) B.V.	Netherlands
4.	DealTime (Germany) GmbH	Germany
5.	EachNet.com (Hong Kong) Limited	Hong Kong
6.	EachNet.com Limited	Cayman Islands
7.	EachNet.com Network Information Services (Shanghai) Co., Ltd.	People’s Republic of China
8.	eBay Asia Pacific Regional Management Services Ltd.	Korea
9.	eBay Australia and New Zealand Pty Limited	Australia
10.	eBay Australia Pty Ltd	Australia
11.	eBay Austria GmbH	Austria
12.	eBay Belgium Holdings S.A.	Belgium
13.	eBay Belgium SPRL	Belgium
14.	eBay (BVI) Holdings Inc.	British Virgin Islands
15.	eBay Europe Sarl	Luxembourg
16.	eBay Europe Services Ltd.	Ireland
17.	eBay Canada Limited	Canada
18.	eBay CS Vancouver Inc.	Canada
19.	eBay France SAS	France	99.98%
20.	eBay Global Holdings B.V.	The Netherlands
21.	eBay GmbH	Germany
22.	eBay EachNet.com Network Information Services (Shanghai) Co., Ltd.	People’s Republic of China
23.	eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People’s Republic of China
24.	eBay Engineering & Research Center (Shanghai) Co., Ltd.	People’s Republic of China
25.	eBay India Pvt. Ltd.	India
26.	eBay International AG	Switzerland
27.	eBay International Hong Kong Ltd.	Hong Kong People’s
Republic of China
28.	eBay Internet Support (Shanghai) Co., Ltd.	China
29.	eBay Ireland Limited	Ireland
30.	eBay Israel Holding Ltd.	Israel
31.	eBay Italia S.r.l.	Italy
32.	eBay Japan K.K.	Japan
33.	eBay KTA (UK) Limited	United Kingdom
34.	eBay Motors GmbH	Germany
35.	eBay Motors India Private Limited	India
36.	eBay Netherlands B.V.	The Netherlands
37.	eBay New Ventures K.K.	Japan
38.	eBay Polska sp z o.o.	Poland
39.	eBay PRC AG	Switzerland
40.	eBay PRC Holdings (BVI) Inc.	British Virgin Islands
41.	eBay Promotions (UK) Ltd.	United Kingdom
42.	eBay Singapore Services Private Limited	Singapore
43.	eBay Spain International, S.L.	Spain
44.	eBay Sverige AB	Sweden
45.	eBay Taiwan Company Ltd.	Taiwan
46.	eBay UK Limited	United Kingdom
47.	Entreprises Kijiji Cananda Inc.	Canada
48.	GumTree.com Limited	United Kingdom
49.	High Options Sdn Bhd	Malaysia
50.	Hortensia B.V.	The Netherlands

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

51.	iBazar Pro NL BV	The Netherlands
52.	Inter Bazar	Portugal
53.	Internet Auction Co., Ltd	Korea	99.96%
54.	Intoko Limited	United Kingdom
55.	Kijiji GmbH	Germany
56.	Kijiji India Private Limited	India
57.	Kijiji International Limited	Ireland
58.	Kijiji Italia s.r.l.	Italy
59.	Kijiji Korea Co., Ltd.	Korea
60.	Kijiji Mauritius Holding Private Ltd.	Mauritius
61.	Kij Kijiji Network Information Technology Services (Shanghai) Co. Ltd.	People’s Republic of China
62.	Kijiji S.a.r.l.	France
63.	Kijiji S.L.U.	Spain
64.	Marktplaats B.V.	The Netherlands
65.	Mobile.de & eBay Motors GmbH	Germany
66.	Opusforum GmbH	Germany
67.	PChome eBay Co., Ltd.	Taiwan	35%
68.	PayPal Asia Services Ltd.	Mauritius
69.	PayPal Australia Pty Limited	Australia
70.	PayPal (BVI) Holdings Inc.	British Virgin Islands
71.	PayPal CA Limited	Canada
72.	PayPal Canada Limited	Canada
73.	PayPal Deutschland GmbH	Germany
74.	PayPal (Europe) Ltd.	United Kingdom
75.	PayPal Europe S.A.	Luxembourg
76.	PayPal Europe Services Ltd.	Ireland
77.	PayPal France SAS	France
78.	PayPal Information Technologies (Shanghai) Co., Ltd.	People’s Republic of China
79.	PayPal International Limited	Ireland
80.	PayPal Italia s.r.l.	Italy
81.	PayPal Nederland B.V.	The Netherlands
82.	PayPal Services Canada Limited	Canada
83.	PayPal Singapore Private Limited	Singapore
84.	PayPal Spain S.L.	Spain
85.	PayPal (UK) Limited	United Kingdom
86.	Rent New Ventures Limited	Ireland
87.	S Technologies Limited	United Kingdom
88.	Shanghai eBay Network Information Services Co., Ltd.	China	50%
89.	Shopping.com Australia Pty Ltd.	Australia
90.	Shopping.com GmbH	Germany
91.	Shopping.com Ltd.	Israel
92.	Shopping.com France SAS	France
93.	Shopping.com UK Ltd.	United Kingdom
94.	Shopping Epinions International Ltd.	Ireland
95.	Skype Communications S.a r.l.	Luxembourg
96.	Skype Czech Republic s.r.o.	Czech Republic
97.	Skype Deutschland GmbH	Germany
98.	Skype France SAS	France
99.	Skype Hong Kong Limited	Hong Kong
100.	Skype Italia s.r.l.	Italy
101.	Skype Limited	Ireland
102.	Skype Poland Sp. z o.o.	Poland
103.	Skype Software S.a. r.l.	Luxembourg
104.	Skype Spain S.L.	Spain

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

105.	Skype Sweden AB	Sweden
106.	Skype Technologies S.A.	Luxembourg
107.	Skype Technologies OU	Estonia
108.	Skyper Limited	Bahamas
109.	Skype Luxembourg Holdings S.a r.l.	Luxembourg
110.	Sonorit ApS	Denmark
111.	Sonorit Holding AS	Norway
112.	Sv. Bilannonser	Sweden
113.	TelTel-Online Limited	Cayman Islands
114.	Tradera AB	Sweden
115.	Tradera Nordic AB	Sweden